Exponent Announces Initiation of Quarterly Dividend and

Authorization of Additional Stock Repurchase Plan

MENLO PARK, Calif., February 19, 2013 - Exponent, Inc. (Nasdaq: EXPO) today announced that its Board of Directors has declared an initial quarterly cash dividend and authorized an additional stock repurchase plan.

The Company announced an initial quarterly cash dividend of $0.15 per share of common stock to be paid on March 29, 2013 to all stockholders of record as of March 8, 2013. Exponent expects to pay quarterly dividends each year in March, June, September and December. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the final determination by Exponent’s Board of Directors.

Exponent also announced that its Board of Directors has approved an additional $35 million dollars in share repurchases, adding to the Company’s existing $15.6 million available under the Company’s current authorization for repurchase. This plan authorizes Exponent to purchase its common stock in the open market or privately negotiated transactions in compliance with the Securities and Exchange Commission’s Rule 10b-18. In total, the Company now has $50.6 million of total authorization available to repurchase shares in open market transactions.

“During 2012, we generated more than $48 million in cash from operations and closed the year with $134 million in cash and short-term investments,” commented Dr. Paul Johnston, President and CEO. “Given our strong cash flow and balance sheet, we believe that a combination of stock repurchases and dividends will return value to shareholders. In summary, we believe these actions reflect our confidence in the strength and stability of our long-term financial position.”

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.